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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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National Presto Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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National Presto Industries, Inc.
Eau Claire, Wisconsin 54703
September 3, 2004

Dear Shareholder:

     Enclosed with this letter you will find the notice of our Annual Meeting of Stockholders, which will be held at our offices in Eau Claire on October 19, 2004.

     We sincerely hope that you will be able to be present to meet the management of your company, see the new products that will be displayed at the meeting, and cast your vote for the election of directors. If, however, you find that you are unable to attend the meeting in person, we urge that you participate by voting your stock by proxy. You may cast your vote by signing and returning the enclosed proxy card.

     On March 30, 2004, we mailed you our annual report for 2003, which contained a description of our business and also included audited financial statements for that year. If you did not receive a copy of the 2003 annual report, you may do so by contacting the Secretary of the Company at 715-839-2119. Enclosed with this letter is a proxy statement which contains information regarding the annual meeting and the business to be conducted thereat.

     We are always pleased to hear from our shareholders, and if you cannot be present in person at the meeting, we would be happy to have your letters expressing your viewpoints on our products and business or to answer any questions that you might have regarding your company.

Chair of the Board and President

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 19, 2004
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
NOMINEES AND DIRECTORS
INFORMATION CONCERNING DIRECTORS AND NOMINEES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
AGGREGATE OPTION EXERCISE AND FISCAL YEAR-END OPTION VALUES
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
SHAREHOLDER PROPOSALS
APPENDIX A

NATIONAL PRESTO INDUSTRIES, INC.
3925 North Hastings Way
Eau Claire, Wisconsin 54703

Notice of Annual Meeting of Stockholders

TO THE STOCKHOLDERS OF NATIONAL PRESTO INDUSTRIES, INC.:

     The Annual Meeting of Stockholders of National Presto Industries, Inc., will be held at the offices of the Company, 3925 North Hastings Way, Eau Claire, Wisconsin 54703, on Tuesday, October 19, 2004, at 2:00 p.m., for the following purposes:

(a)	to elect two directors for three year terms ending in 2007 and until their successors are elected, and

(b)	to transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on August 11,2004, will be entitled to vote at the meeting and any adjournment thereof.

James F. Bartl
Secretary

September 3, 2004

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS. PLEASE USE THE ENCLOSED ENVELOPE IN RETURNING YOUR PROXY.

NATIONAL PRESTO INDUSTRIES, INC.
3925 North Hastings Way
Eau Claire, WI 54703

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 19, 2004

     The accompanying proxy is solicited by the Board of Directors of National Presto Industries, Inc. (the “Company”), for use at the Annual Meeting of Stockholders to be held October 19, 2004 (the “Annual Meeting”), and any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting and at any adjournment thereof. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting of a stockholder who has signed a proxy does not alone revoke that proxy; the proxy may be revoked by a later dated proxy or notice to the Secretary at the meeting.

     At the Annual Meeting stockholders will be asked to:

(a)	elect two directors for three year terms ending in 2007 and until their successors are elected, and

(b)	transact such other business as may properly come before the meeting.

     Only stockholders of record as of the close of business on August 11, 2004, will be entitled to vote at the Annual Meeting. The presence in person or by proxy of holders of a majority of the shares of stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. Abstentions and proxies submitted by brokers who do not have authority to vote on certain matters will be considered “present” at the Annual Meeting for purposes of determining a quorum. The approximate date on which this proxy statement and form of proxy were first mailed to stockholders is September 3, 2004.

     Directors are elected by a plurality of the votes cast, which means the individuals who receive the largest number of votes will be elected as directors up to the maximum number of directors to be chosen in the election. Therefore, shares voted as “withhold authority to vote” will have no effect on the election of directors.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Company has outstanding only common stock of which 6,821,494 shares were outstanding and entitled to vote as of the close of business on the record date, August 11, 2004. Each of the 6,821,494 outstanding shares of common stock is entitled to one vote and there is no cumulative voting.

     The following table sets forth information provided to the Company as to beneficial ownership of the Company’s common stock as of the record date by (i) the only shareholders known to the Company to hold 5% or more of such stock, (ii) each of the directors and executives of the Company named in the Summary Compensation Table, and (iii) all directors and officers as a group. Unless otherwise indicated, all shares represent sole voting and investment power.

	Amount and Nature		Percent of
Beneficial Owner	of Beneficial Ownership		Common Stock
Maryjo Cohen	1,961,712	(1)(2)	28.8%
3925 N. Hastings Way
Eau Claire, WI 54703

Melvin S. Cohen	401,314	(1)(3)	5.9%
3925 N. Hastings Way
Eau Claire, WI 54703

Dimensional Fund Advisors, Inc.	386,508	(4)	5.7%
1299 Ocean Avenue
Santa Monica, CA 90401

Royce & Associates, LLC	571,600	(4)	8.4%
1414 Avenue of the Americas
New York, NY 10019

James F. Bartl	16,379		—	(5)
Donald E. Hoeschen	1,111		—	(5)
Randy F. Lieble	1,372		—	(5)
Lawrence J. Tienor	683		—	(5)
Michael J. O’Meara	100		—	(5)
Richard N. Cardozo	—		—
Patrick J. Quinn	200		—	(5)
All officers and directors as a group	2,092,898	(6)	30.7%
(10 persons)

(1)	Includes 108,875 shares owned by the L.E. Phillips Family Foundation, Inc. (the “Phillips Foundation”), a private charitable foundation of which the named person is an officer and/or director and as such exercises shared voting and investment powers.

(Footnotes continued on next page.)

(2)	Includes 1,669,664 shares held in a voting trust described in the section below captioned “Voting Trust Agreement,” for which Ms. Cohen has sole voting power, and 182,054 shares owned by private charitable foundations (other than the Phillips Foundation) and family member trusts of which Ms. Cohen is a co-trustee, officer, or director, and as such exercises shared voting and investment powers.

(3)	Includes 292,439 shares owned by charitable trusts and private charitable foundations (other than the Phillips Foundation) of which Mr. Cohen is a co-trustee, officer, or director, and as such exercises shared voting and investment powers. Does not include shares held in a voting trust described in the section below captioned “Voting Trust Agreement,” for which Mr. Cohen holds voting trust certificates. Pursuant to the voting trust, Mr. Cohen does not have the power to vote or dispose of such shares.

(4)	Based on February 2004 Schedule 13-G filing with the Securities and Exchange Commission.

(5)	Represents less than 1% of the outstanding shares of common stock of the Company.

(6)	Includes options for 750 shares currently exercisable by three officers under the National Presto Industries, Inc. 1988 Stock Option Plan.

     The information contained in the foregoing footnotes is for explanatory purposes only, and the persons named in the foregoing table disclaim beneficial ownership of shares owned or held in trust for any other person, including family members, trusts, or other entities with which they may be associated. Stock ownership information contained in this Proxy Statement was obtained from the Company’s shareholder records, filings with governmental authorities, or from the named directors and officers.

Section 16 (a) Beneficial Ownership Reporting Compliance

     Based upon a review of Forms 3, 4 and 5 and any amendments thereto pursuant to Section 16 of the Securities and Exchange Act of 1934, the Company believes all such forms were filed on a timely basis by reporting persons during the fiscal year ended December 31, 2003.

Voting Trust Agreement

     The first two individual beneficial owners listed in the foregoing table, and eight other persons comprising extended family members and related trusts, have entered into a voting trust agreement with respect to the voting of an aggregate of 1,669,664 shares of common stock of the Company. The voting trust agreement will terminate on December 4, 2009, unless sooner terminated by the voting trustee or unanimous written consent of all the parties to the voting trust agreement, or unless extended by unanimous written consent by all parties to the agreement. The voting trustee under the agreement is Maryjo Cohen. Under the agreement, the voting trustee exercises all rights to vote the shares subject to the voting trust with respect to all matters presented for shareholder action.

NOMINEES AND DIRECTORS

     Two directors are to be elected at the Annual Meeting for a term of three years. The Articles of Incorporation and the Bylaws of the Company provide for six directors, divided into three classes of two members each. At each annual meeting, successors of the class whose term of office expires in that year are elected for a three-year term. The two nominees who receive the highest number of votes will be elected directors of the Company for the three-year term commencing at the Annual Meeting. The Board of Directors propose as nominees Mr. Richard N. Cardozo, Professor Emeritus, Carlson School of Management, University of Minnesota, and Senior Scholar, Florida International University, and Mr. Patrick J. Quinn, Chairman and

President of Ayres Associates, a Wisconsin-based engineering and professional service consulting firm, whose terms expire at the meeting.

     Unless otherwise directed, the proxies solicited by the Board of Directors will be voted for the election as directors of the nominees named above. The Company believes that each nominee named above will be able to serve; but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board may propose.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

     The following table provides information as to the directors and nominees of the Company.

		Principal Occupation;		Director’s
		Business Experience	Director	Term To
Director	Age	Past 5 Years	Since	Expire
Richard N. Cardozo*	68	Professor Emeritus, Carlson School of Management, University of Minnesota; Senior Scholar, Florida International University	1998	2004

Patrick J. Quinn*	54	Chairman and President, Ayres Associates; prior to April 28, 2000, Executive Vice President	2001	2004
James F. Bartl	64	Executive Vice President, and Secretary of the Company	1995	2005

Michael J. O’Meara	53	Chairman of the Board and Director, People’s National Bank, Eau Claire Wisconsin	1996	2005

Melvin S. Cohen	86	Chairman Emeritus of the Board of the Company	1949	2006

Maryjo Cohen	52	Chair of the Board, President and Chief Executive Officer of the Company(1)	1988	2006

*	Nominee

(1)	Ms. Cohen is the daughter of Mr. Cohen.

     During 2003 there were three Board of Directors meetings. Each of the Directors attended all of the meetings of the Board of Directors and all meetings of committees on which that director served, with the exception of Mr. Cohen who missed one meeting. The attendance policy for members of the Board of Directors may be reviewed in the corporate governance section of the Company’s web site located at www.gopresto.com. Directors of the Company, other than those who are also executive officers, currently receive $1,000 for each Board meeting and $275 for each Audit Committee meeting attended. Executive officers are not compensated for services as Board members.

     The Company has an Audit Committee consisting of Messrs. O’Meara, Cardozo, and Quinn, each an “independent director” as defined by the rules of the New York Stock Exchange. See the “Audit Committee Report” for a description of the functions performed by the Audit Committee. Prior to the Annual Meeting, the Company has not had a Nominating Committee because the nomination process involving all members of the Board has been adequate. The Company will have Nominating/Corporate Governance and Compensation Committees in place by the time of the Annual Meeting. The Company will post charters for the Audit, Nominating/Corporate Governance, and Compensation Committees on the Company’s web site located at www.gopresto.com by the date of the Annual Meeting.

     Based on its relative size and the scope of its operations, the Company has not appointed an “audit committee financial expert” as that term is defined in the Securities and Exchange Commission’s rules and regulations. It is not believed that there is a need to make such a designation at this time, because the Board of Directors believes that each of the members of the Audit Committee has demonstrated an ability to read and understand fundamental financial statements, including the Company’s balance sheets, statement of operations, and statements of cash flow. During 2003, the Audit Committee held three meetings. On May 17, 2000, the Audit Committee Charter was approved by the Board of Directors. The Audit Committee Charter was amended in May 2001 and August 2004, and is included as Appendix A.

     The Company’s Board of Directors has established a process whereby shareholders may send communications to the Board of Directors, as well as to the presiding director of executive sessions attended by only independent directors. The manner in which shareholders can send communications to the Board is set forth on the Company’s web site located at www.gopresto.com in the corporate governance section.

     In identifying prospective director candidates, the Nominating/Corporate Governance Committee (herein the “Nominating Committee”) will consider its personal contacts, recommendations from shareholders, and recommendations from business and professional sources, but does not pay a fee to any third party. The Nominating Committee’s policy will be to consider qualified candidates for positions on the Board recommended in writing by shareholders. Shareholders wishing to recommend candidates for Board membership should submit the recommendations in writing to the Secretary of the Company at least ninety (90) days prior to May 17, 2005, with the submitting shareholder’s name and address and pertinent information about the proposed nominee similar to that set forth for the nominees named herein. When evaluating the qualifications of potential new Directors, or the continued service of existing Directors, the Nominating Committee will consider a variety of criteria, including the individual’s reputation for honesty and integrity; respect from leaders and the general citizenry in the community in which the individual resides; the individual’s knowledge of business principles and intellectual capacity to quickly grasp and understand the intricacies of the Company’s businesses; attainment of official status with a leading company, agency, educational institution, or other form of enterprise; accessibility geographically and otherwise for meetings; specialized skills or expertise; diversity of background; independence; financial expertise; freedom from conflicts of interest; ability to understand the role of a Director; and ability to fully perform the duties of a Director. While candidates recommended by shareholders will generally be considered in the same manner as any other candidate, special consideration will be given to existing Directors desiring to stand for re-election given their history of service and their knowledge of the Company, as well as the Board’s knowledge of their level of contribution resulting from such service. Shareholders wishing to recommend for nomination or nominate a director should contact the Company’s Secretary for a copy of the relevant procedure for submitting nominations and a full delineation of the criteria considered by the Nominating Committee when evaluating potential new Directors or the continued service of existing Directors.

Audit Committee Report

     Members of the Audit Committee are independent as defined by the rules of the New York Stock Exchange and the Board of Directors has determined that no member has a relationship to the Company that may interfere with the exercise of their independence from management of the Company. It is the purpose of the Audit Committee to assist the Board of Directors in fulfilling its oversight responsibilities relating to: (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors. Committee members have conducted an open and comprehensive dialogue with the Company’s auditors regarding the 2003 year-end audited financial statements and have reviewed and discussed those statements with management.

     The Audit Committee members reviewed and ratified the nature and the extent of the services to be provided by Grant Thornton LLP, including services rendered in 2003, the costs and fees for such services, and the effect of such fee arrangements on the independence of the auditors. The Committee has also discussed with the auditors matters related to SAS 61, received written disclosures from the auditors required by ISB Standard No. 1, and discussed with the auditors their independence. As a consequence of its evaluation and review, the Committee recommended to the full Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the 2003 calendar year based upon the aforementioned review and discussion.

     Submitted by members of the Audit Committee:

Michael J. O’Meara	Richard N. Cardozo	Patrick J. Quinn

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table provides certain summary information concerning annual compensation paid by the Company to the Company’s chief executive officer and each of the four highest paid executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation		All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)
Maryjo Cohen	2003	$64,000	$225,000	$139,000
Chairperson of the Board, President,	2002	64,000	216,000	4,000
Chief Executive Officer and Director	2001	64,000	216,000	3,400

James F. Bartl	2003	$44,600	$213,400	$334,000
Executive Vice President, Secretary,	2002	44,600	204,400	4,000
and Director	2001	44,600	197,400	3,400

Donald E. Hoeschen	2003	$41,370	$147,500	$210,657
Vice President-Sales	2002	41,370	141,500	3,557
	2001	41,370	136,500	-0	-

Randy F. Lieble	2003	$40,000	$120,000	$128,900
Chief Financial Officer	2002	40,000	105,000	2,750
and Treasurer	2001	40,000	97,500	2,600

Lawrence J. Tienor	2003	$37,790	$98,710	$203,629
Vice President-Engineering	2002	37,790	92,210	2,392
	2001	37,790	81,810	2,300

(1)	The amounts shown in this column are matching contributions made by the Company to the individual’s 401(k) retirement plan account. The amounts for the 2003 year also include the estimated value of accrued benefit in the defined benefit pension plan terminated as of December 31, 2003.

AGGREGATE OPTION EXERCISE
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities
			Underlying Unexercised	Value of Unexercised
	Shares		Options At	In-The-Money Options
	Acquired On	Value	Fiscal Year-End (#)	At Fiscal Year-End ($)
Name	Exercise(#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable
Donald E. Hoeschen	-0-	-0-	250 / 750	(1)
Randy F. Lieble	-0-	-0-	250 / 250	(1)

(1) The outstanding options at year-end were not “in the money.”

Pension and Certain Transactions

     As of December 31, 2003, the Company terminated its qualified, defined benefit pension plan (the “Plan”) in which executive officers of the Company participated. All participants, including the executive officers listed above, will receive their accrued benefit under the Plan as of the termination date. The amount of the accrued benefit will vary based on length of service and age.

Certain Relationships and Related Transactions

     Melvin S. Cohen, Chairman Emeritus of the Company, was paid $5,000 per month for consultation services in 2003. During the year, Mr. Cohen was consulted on a variety of matters based upon his executive experience and knowledge of the Company’s operations.

Compensation Committee Interlocks and Insider Participation

     As described below in the report on executive compensation, members of the Board of Directors determine the compensation of the executive officers of the Company. This includes the compensation of those executive officers who also serve as directors, namely, Maryjo Cohen, Chairperson of the Board, President, and Chief Executive Officer, and James F. Bartl, Executive Vice President and Secretary. Ms. Cohen and Mr. Bartl do not participate in any decisions regarding their own compensation.

     Executive officers of the Company, including Ms. Cohen and Mr. Bartl, also serve as directors and executive officers of the Company’s subsidiaries.

Board Report on Executive Compensation

     Decisions on executive compensation are made by the Board of Directors. There is no separate compensation committee as of this time, but one will be in place by the time of the Annual Meeting. Salaries and bonus compensation are reviewed annually at or near the end of the Company’s fiscal year.

     Historically the Company has maintained salaries at a level that is considered to be below salaries for executives of comparable companies. This provides a more conservative approach to base compensation if the Company experiences significant adverse operating results that the Board of Directors believes should result in a reduction in total compensation. Salaries historically have been supplemented by amounts characterized as bonus compensation, which is paid in cash as described in the above Summary Compensation Table. The Board considers, however, salaries and bonuses together to determine if total compensation, irrespective of how characterized, is reasonably related to the services provided.

     The Company has not relied upon stock incentives as a principal part of its compensation program for its executives. However, the Company has made available stock purchase arrangements for executive officers. The last such arrangement for any of the executive officers named in the foregoing table was in 1997.

     The Board believes that the total salary and bonus compensation paid to its executives is appropriate in relationship to the size and nature of the Company’s business, total compensation of other executives of similar businesses, the longevity of such officers’ service with the Company, the limited number of senior executives employed by the Company, and the results that have been achieved by its management group (bonuses are not based upon a percentage or other formula utilizing revenues, income, or other financial data or measures of Company performance as predicates). No compensation or other consultant has been retained by the Board to evaluate executive compensation. The Board does consider, however, data generally made available on executive compensation by such organizations.

     The Company has utilized the salary and discretionary bonus approach described above for more than 25 years and no change in this compensation approach is currently being considered. Because of their substantial stock ownership, the interests of Ms. Cohen, the Company’s senior officer, and Mr. Cohen, Chairman Emeritus, are substantially related to the interests of all stockholders. Mr. Bartl also has material stock interests in relation to his compensation level. Further, stock-based compensation is not deemed by the Board to be necessary or appropriate.

     The basis for the compensation of Ms. Cohen as Chairperson of the Board, President and Chief Executive Officer is determined in the same manner as the compensation for the other executive officers. The Board considered, in establishing Ms. Cohen’s compensation, her demonstrated competence over many years, the scope of responsibilities assumed, and her expertise in a variety of significant niches within the business. No specific weight was assigned to any of these factors and, as in the case of other executives, no formula is utilized for determining bonus compensation.

     Section 162(m) of the Internal Revenue Code imposes an annual deduction limitation of $1.0 million on the compensation of certain executive officers of publicly held companies. The Board of Directors does not believe that the Section 162(m) limitation will materially affect the Company in the near future based on the level of the compensation of the executive officers. If the limitation would otherwise apply, the Board of Directors could defer payment of a portion of the bonus to remain under the $ 1.0 million annual deduction limitation.

     Submitted by the Company’s Board of Directors:

Melvin S. Cohen	James F. Bartl	Richard N. Cardozo
Maryjo Cohen	Michael J. O’Meara	Patrick J. Quinn

Performance Graph

     The performance graph below compares cumulative five-year shareholder returns on an indexed basis with the Standard and Poor’s 500 Composite Index (the “S&P 500 Index”) and a Peer Group comprised of small appliance industry competitors (the “Peer Group”). The companies comprising the Peer Group are set forth at the bottom of this page. The performance graph is not necessarily indicative of future performance.

FIVE-YEAR TOTAL RETURN COMPARISON OF NATIONAL
PRESTO, S&P 500 INDEX, AND PEER GROUP

Assumes $100 invested on December 31, 1998, in National Presto Industries, Inc. common stock, the S&P 500 Index, and the Peer Group. Total return assumes reinvestment of dividends.

Peer Group Companies: National Presto Industries, Inc., Salton, Inc., and Applica, Inc.

The performance graph above shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 (the “1933 Act”) and Securities Exchange Act of 1934 (the “1934 Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 or 1934 Act.

INDEPENDENT PUBLIC ACCOUNTANTS

     Grant Thornton LLP, Certified Public Accountants, were the independent accountants for the Company for the fiscal years ended December 31, 2002 and 2003. They have been selected by the Audit Committee to be independent accountants for the Company during the fiscal year ending December 31, 2004. The Audit Committee meets with representatives of Grant Thornton LLP to review their comments and plans for future audits. It is not anticipated that any representative of such auditing firm will be present at the Annual Meeting of Stockholders.

Audit Fees

     The aggregate fees billed by Grant Thornton LLP to the Company for the annual audit for fiscal years 2003 and 2002 and for the review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal years 2003 and 2002 were $82,000 and $80,000, respectively.

Audit-Related Fees

     Grant Thornton LLP billed the Company an aggregate of $18,000 and $37,000 in fiscal years 2003 and 2002, respectively, for audit-related services for accounting and disclosure related research, review of Sarbanes-Oxley 404 readiness materials (fiscal year 2003 only), and review of other regulatory correspondence. The Audit Committee approved all significant amounts for these services provided pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Tax Fees

     Grant Thornton LLP billed the Company $6,000 and $20,000 in fiscal years 2003 and 2002, respectively, for tax compliance, tax consultation, and tax planning services. The Audit Committee approved all significant amounts for these services provided pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

All Other Fees

     Grant Thornton LLP billed the Company $7,000 in fiscal year 2003 for services provided related to acquisitions including tax consultation and research. The Audit Committee approved all significant amounts for these services provided pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X. There were no other fees billed by Grant Thornton LLP in fiscal year 2002.

     The Audit Committee pre-approves all audit and non-audit services performed by the Company’s independent auditor.

OTHER MATTERS

     The cost of preparing, assembling, and mailing this proxy statement, the notice, and form of proxy will be borne by the Company. The management has made no arrangement to solicit proxies for the meeting other than by use of mail, except that some solicitation may be made by telephone, facsimile, email, or personal calls by officers or regular employees of the Company. The Company will, upon request, reimburse brokers and other persons holding shares for the benefit of others in accordance with the rates approved by the New York Stock Exchange for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of the Company’s stock to give proxies.

     The Board of Directors knows of no other matters to be brought before this Annual Meeting. If other matters should come before the meeting, however, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgement on such matters.

     The Annual Report of the Company for the past fiscal year was mailed to shareholders on March 30, 2004 and contains the Company’s financial statement for the fiscal year ended December 31, 2003. National Presto Industries, Inc. Annual Report and Form 10-K annual report on file with the Securities and Exchange Commission may be obtained, without charge, upon written request to James F. Bartl, Secretary, National Presto Industries, Inc., 3925 North Hastings Way, Eau Claire, Wisconsin 54703, phone number 715-839-2119. Copies of exhibits to Form 10-K may be obtained upon payment to the Company of the reasonable expense incurred in providing such exhibits.

SHAREHOLDER PROPOSALS

     Any proposal intended to be presented for action at the 2005 Annual Meeting of Stockholders of the Company (the “2005 Annual Meeting”) by any stockholder of the Company must be received by the Secretary of the Company at 3925 North Hastings Way, Eau Claire, Wisconsin 54703, not later than December 1, 2004, in order for such proposal to be included in the Company’s proxy statement and proxy relating to the 2005 Annual Meeting. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2005 Annual Meeting any stockholder proposal which does not meet all of the requirements for such inclusion at the time in effect.

     Pursuant to Rules 14a-4 and 14a-5(e) of the Securities and Exchange Commission, as amended, which govern the use by the Company of its discretionary voting authority with respect to certain shareholder proposals, should the Company receive notice after February 15, 2005, of any such stockholder proposal which will be circulated independent of the Company’s proxy statement, the persons named in proxies solicited by the Board of Directors of the Company for its 2005 Annual Meeting may exercise discretionary voting power with respect to any such proposal.

BY ORDER OF THE BOARD OF DIRECTORS
James F. Bartl, Secretary

APPENDIX A

NATIONAL PRESTO INDUSTRIES, INC.
AUDIT COMMITTEE CHARTER

I. ORGANIZATION

A. Membership. The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of National Presto Industries, Inc. (the “Company”) will at all times consist of at least three directors appointed by the Board of the Company, each member to serve until his or her successor is duly elected, or until his or her earlier death, resignation or removal by the Board.

B. Qualifications.

(1) Financial Literacy. All members of the Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, or must be able to become financially literate within a reasonable period after his or her appointment to the Committee. At least one member of the Committee must have accounting, finance or related financial management expertise or experience, or related professional degree or certification.

(2) Independence. All members of the Committee must be independent directors and free of any relationship with the Company that may interfere with the exercise of their independence from management and the Company (within the meaning of the applicable rules of the New York Stock Exchange (“NYSE”)).

(3) Service on Other Audit Committees. No member of the Committee shall serve on the audit committee of more than two other public companies at the same time as he or she serves on this Committee, unless the Board specifically determines that it would not impair the ability of an existing or prospective Committee member to serve effectively on this Committee.

(4) Miscellaneous. All members and prospective members must respond to such reasonable inquiries as the Board deems appropriate to ascertain the qualifications of a member or a prospective member of the Committee. Compliance with the qualification requirements of this Audit Committee Charter shall be affirmatively determined by the Board in its sole business judgment and in accordance with applicable laws, rules and regulations in effect from time to time.

C. Meetings.

(1) Frequency. The Committee shall meet in person or telephonically at least four times during each fiscal year of the Company, or as frequently as the Committee deems, in its reasonable judgment, to be appropriate during any fiscal year. At each regularly scheduled meeting, the Committee shall meet separately and privately with management, internal auditors (or other personnel responsible for the internal audit function), and the independent auditor.

(2) Agenda and Notice. The Chief Financial Officer (non-voting attendee) and the Chairman of the Committee shall establish the meeting dates and the meeting agenda and send proper notice of each Committee meeting to each member prior to each meeting.

(3) Chair. The Board shall designate a Chair of the Committee.

D. Funding. The Company shall provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, compensation to any advisers employed by the Committee under III(B)(12) below and ordinary administrative expenses of the Committee that are necessary or appropriate to carrying out its duties.

II. STATEMENT OF POLICY AND PURPOSE

The Committee shall assist the Board in fulfilling the oversight responsibilities of the Board relating to: (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors. In addition, the Committee shall prepare a report as required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

While the Committee has the duties and responsibilities set forth in this Audit Committee Charter, the role of the Committee is oversight. The Committee is not responsible for planning or conducting the Company’s financial statements audit and related attestation of the Company’s internal controls or determining whether the Company’s financial statements are complete and accurate or in accordance with applicable accounting rules and securities laws. Such activities are the responsibility of management and the Company’s independent auditors. The Committee does not itself prepare financial statements or perform audits or auditing services, and its members are not auditors, certifiers of the Company’s financial statements or guarantors of the Company’s independent auditors’ reports. It is not the duty or responsibility of the Committee to insure that the Company complies with all laws and regulations. Each member of the Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside of the Company from which it receives information, (b) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board), and (c) representations made by management as to any audit and non-audit services provided by the independent auditors to the Company.

III. RESPONSIBILITIES

A. General Responsibilities. The general responsibilities of the Committee include the following:

(1) Accounting Principles. Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of any material control deficiencies.

(2) Financial Analyses. Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

(3) Effect of Initiatives. Review the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on the financial statements of the Company.

B. Specific Responsibilities. The specific responsibilities of the Committee include the following:

(1) Appointment and Oversight. Appoint, compensate, retain and oversee the independent auditor engaged for the purpose of preparing or issuing an audit report and performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee. If the Committee so determines in its sole discretion, or if required by the Company’s Articles of Incorporation or Bylaws, the selection of the independent auditor shall be submitted for ratification by the Company’s shareholders.

(2) Independent Auditor Evaluation. No less than annually (including at the time it appoints the independent auditor), evaluate the independent auditor’s qualifications, performance and independence. This evaluation shall include the review and evaluation of the lead partner of the independent auditor firm. In making its evaluation, the Committee shall take into account the opinions of management and the Company’s internal auditors. The Committee shall report its findings to the Board.

(3) Approval of Independent Auditor Services. The Committee must review and, in its sole discretion, pre-approve the independent auditors’ annual engagement letter and all audit, audit-related, tax and other permissible services proposed to be provided by the independent auditor in accordance with the applicable NYSE listing standards and SEC rules, and the fees for such services.

(4) Partner Rotation. The Committee shall establish a policy regarding the rotation of the lead partner and concurring and reviewing partners in accordance with applicable SEC regulations.

(5) Review of Independent Auditor Report. At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

(6) Discussion and Review of Financial Statements. Discuss and review the Company’s annual audited financial statements and quarterly financial statements (including footnotes) with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results

of Operations” prior to their being filed with the SEC. In conjunction with its discussion of the Company’s annual audited financial statements and quarterly financial statements, the independent auditor will review with the Committee any problems or restrictions on the scope of the independent auditor’s activities, its access to information, or any significant disagreements with management and management’s responses to such matters. Management shall notify the Committee when it seeks a second opinion on a significant accounting issue. The Committee shall be responsible for the resolution of any disagreements between management and the independent auditor regarding financial reporting.

(7) Discussion and Review of News Releases. Discuss and review the general content of information to be included in the Company’s earnings news releases, as well as any financial information and earnings guidance provided to analysts and rating agencies.

(8) Discussion of Risk Assessment and Management. Discuss the Company’s major financial and other risk exposures and the steps that management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

(9) Independent Auditor Employment Policies. Set clear hiring policies for the Company of current employees or former employees of the independent auditor.

(10) Reporting to Board. Report regularly to the Board and review any issues that may arise from the oversight function.

(11) Complaints. Establish procedures for the receipt, retention, and treatment of any complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and any confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(12) Authority to Engage Advisers. Engage independent consultants, counsel and other advisers, as it determines necessary to carry out its duties. The Committee will have sole authority and responsibility for hiring, approving the fees and retention terms for, and terminating the services of, such advisers.

(13) Committee Evaluation. Prepare an annual performance evaluation of the Committee. As part of this evaluation, the Committee shall also review the Audit Committee Charter.

This Audit Committee Charter was approved by the Board of the Company on May 17, 2000, and amended in May 2001 and August 2004.

Notice of
Annual
Meeting
and
Proxy
Statement

Annual Meeting of Stockholders
October 19, 2004

Please sign and return the
enclosed proxy card Promptly.

National Presto Industries, Inc.
Eau Claire, Wisconsin 54703

NATIONAL PRESTO INDUSTRIES, INC.	This Proxy is Solicited on Behalf of the Board of Directors
Proxy Eau Claire, Wisconsin 54703 Telephone (715) 839-2119	The undersigned hereby appoints Maryjo Cohen and James F. Bartl and each of them jointly and severally as proxies, with the power to appoint substitutes, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of National Presto Industries, Inc., held of record by the undersigned on August 11, 2004, at the Annual Meeting of Stockholders to be held on October 19, 2004 and any adjournment thereof.

The Board of Directors recommends a vote “For” both nominees.

1. ELECTION OF DIRECTORS	FOR both nominees listed below	WITHHOLD authority to vote
	(except as marked to the contrary below) ☐	for both nominees listed below ☐

Richard N. Cardozo	Patrick J. Quinn

(INSTRUCTIONS: To vote against any individual nominee write that nominee’s name in the space provided below.)

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued, and to be signed, on the other side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” both nominees specified in Item 1.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED , 2004

Signature

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	Signature if held jointly